                                                                  Exhibit 10.2

Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

                                                                 Execution Copy



                        TECHNOLOGY DEVELOPMENT AGREEMENT



                                 BY AND BETWEEN



                        MILLENNIUM PHARMACEUTICALS, INC.

                                       AND

                          AVENTIS PHARMACEUTICALS INC.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
TECHNOLOGY DEVELOPMENT AGREEMENT..................................................................................1
Article I Definitions.............................................................................................1

         Section 1.1 "Affiliate"..................................................................................1
         Section 1.2 "Agreement Term".............................................................................1
         Section 1.3 "Aventis Development Program Technology".....................................................1
         Section 1.4 "Aventis Development Program Technology Patent Rights and Copyrights"........................2
         Section 1.5 "Aventis Ex-Program Technology"..............................................................2
         Section 1.6 "Aventis Ex-Program Technology Patent Rights and Copyrights".................................2
         Section 1.7 "Change of Control"..........................................................................2
         Section 1.8 "Confidential Information"...................................................................2
         Section 1.9 "Contract Year"..............................................................................3
         Section 1.10 "Development Program Technology"............................................................3
         Section 1.11 "Effective Date"............................................................................3
         Section 1.12 "Executive Officers"........................................................................3
         Section 1.13 "Ex-Program Technology".....................................................................3
         Section 1.14 "Field".....................................................................................3
         Section 1.15 "Human Health Care Field"...................................................................3
         Section 1.16 "Inflammation Agreement"....................................................................3
         Section 1.17 "Joint Steering Committee"..................................................................3
         Section 1.18 "Joint Technology Development Team".........................................................3
         Section 1.19 "Millennium Development Program Technology".................................................4
         Section 1.20 "Millennium Development Program Technology Patent Rights and Copyrights"....................4
         Section 1.21 "Millennium Ex-Program Technology"..........................................................4
         Section 1.22 "Millennium Ex-Program Technology Patent Rights and Copyrights".............................4
         Section 1.23 "Party".....................................................................................4
         Section 1.24 "Patent Right"..............................................................................4
         Section 1.25 "Process Technology"........................................................................4
         Section 1.26 "Product-Process Tool Technology"...........................................................4
         Section 1.27 "Product Technology"........................................................................5
         Section 1.28 "Prohibited Field"..........................................................................5
         Section 1.29 "Significant Agricultural Enterprise".......................................................5
         Section 1.30 "Technology Development"....................................................................5
         Section 1.31 "Technology Development Plan"...............................................................5
         Section 1.32 "Technology Transfer Agreement".............................................................6
         Section 1.33 "Territory".................................................................................6
         Section 1.34 "Third Party"...............................................................................6
         Section 1.35 "Additional Definitions"....................................................................6

Article II Grants of Rights.......................................................................................6
         Section 2.1 Grants of Licenses...........................................................................6
         Section 2.2 Release from Restrictions...................................................................13
         Section 2.3 Source Code.................................................................................14
         Section 2.4 Nontransferable.............................................................................15
         Section 2.5 Prohibited Field............................................................................15

Article III Technology Development...............................................................................16

                                       i

         Section 3.1 Technology Development......................................................................16
         Section 3.2 Joint Technology Development Team...........................................................16
         Section 3.3 Technology Development Plan.................................................................17
         Section 3.4 Technology Development Disclosure and Update................................................18
         Section 3.5 Development Expenses........................................................................18

Article IV Intellectual Property Ownership, Protection and Related Matters.......................................19
         Section 4.1 Ownership...................................................................................19
         Section 4.2 Prosecution and Maintenance of Patent Rights................................................19
         Section 4.3 Exploitation of Inventions..................................................................19
         Section 4.4 Cooperation.................................................................................20
         Section 4.5 Third Party Infringement....................................................................20
         Section 4.6 Claimed Infringement........................................................................20

Article V Confidentiality........................................................................................21
         Section 5.1 Confidential Information....................................................................21
         Section 5.2 Employee and Advisor Obligations............................................................21
         Section 5.3 Term........................................................................................22

Article VI Term and Termination..................................................................................22
         Section 6.1 Term; Extension.............................................................................22
         Section 6.2 Termination.................................................................................22
         Section 6.3 Rights Upon Termination.....................................................................23
         Section 6.4 Cooperation Upon Termination................................................................23

Article VII Dispute Resolution...................................................................................23
         Section 7.1 Joint Steering Committee....................................................................23
         Section 7.2 Referral of Unresolved Matters to Joint Steering Committee..................................24
         Section 7.3 Referral of Unresolved Matters to Executive Officers........................................24
         Section 7.4 Independent Experts.........................................................................24
         Section 7.5 Non-Binding Mediation.......................................................................24

Article VIII Representations and Warranties......................................................................25
         Section 8.1 Representation of Authority; Consents.......................................................25
         Section 8.2 No Conflict.................................................................................25
         Section 8.3 Knowledge of Pending or Threatened Litigation...............................................25
         Section 8.4 Employee and Consultant Obligations.........................................................25
         Section 8.5 Disclaimer of Warranty......................................................................26

Article IX Miscellaneous Provisions..............................................................................26
         Section 9.1 Product Liability Indemnification...........................................................26
         Section 9.2 Governing Law...............................................................................27
         Section 9.3 Assignment..................................................................................27
         Section 9.4 Entire Agreement............................................................................28
         Section 9.5 Amendments..................................................................................28
         Section 9.6 Notices.....................................................................................28
         Section 9.7 Force Majeure...............................................................................29
         Section 9.8 Compliance with Export Regulations..........................................................29
         Section 9.9 Section 365(n) of the Bankruptcy Code.......................................................29
         Section 9.10 Public Announcements.......................................................................29
         Section 9.11 Non-Solicitation...........................................................................30
         Section 9.12 Independent Contractors....................................................................30
         Section 9.13 No Strict Construction.....................................................................30
         Section 9.14 Headings...................................................................................30
         Section 9.15 No Implied Waivers; Rights Cumulative......................................................30
         Section 9.16 Severability...............................................................................30

                                       ii


         Section 9.17 Execution in Counterparts..................................................................31
         Section 9.18 No Third Party Beneficiaries...............................................................31
         Section 9.19 No Consequential Damages...................................................................31

         "EXHIBIT". The Exhibit referred to in the definitions of this Agreement is being simultaneously delivered with the execution of this Agreement as a separate document and shall have the following title:

EXHIBIT A   Technology Development Plan

         "SCHEDULE". The Schedule referred to in the definitions of this Agreement has been attached to this Agreement and shall have the following title:

SCHEDULE I  Types of Technology

                        TECHNOLOGY DEVELOPMENT AGREEMENT

         This Technology Development Agreement dated the 22nd day of June, 2000 (the "Execution Date") is by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("Millennium") and Aventis Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at Route 202-206, P.O. Box 6800, Bridgewater, New Jersey 08807. ("Aventis").

                                  INTRODUCTION

         1. Aventis and Millennium have each developed certain technologies relating to the identification and characterization of genetic materials, proteins and small molecules.

         2. Millennium and Aventis wish to engage in the joint development of additional technologies potentially useful in the discovery and development of pharmaceutical products.

         NOW, THEREFORE, Millennium and Aventis agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

         SECTION 1.1 "AFFILIATE". Affiliate means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this
Section 1.1, "control" shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, PROVIDED THAT such foreign investor has the power to direct the management and policies of such entity.

         SECTION 1.2 "AGREEMENT TERM". Agreement Term means the term commencing on the Effective Date and ending five (5) years after the Effective Date unless
(a) earlier terminated pursuant to the provisions of Article VI or (b) extended pursuant to the provisions of Section 6.1.

         SECTION 1.3 "AVENTIS DEVELOPMENT PROGRAM TECHNOLOGY". Aventis Development Program Technology means Process Technology and Product-Process Tool Technology of the types listed in SCHEDULE I attached to this Agreement which is
(a) developed by Aventis or any of its Affiliates alone or jointly by Aventis and Millennium in the course of Technology

Development activities under Article III, or (b) licensed in by Aventis or any of its Affiliates from Third Parties pursuant to the Technology Development Plan, in each case during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         SECTION 1.4 "AVENTIS DEVELOPMENT PROGRAM TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Aventis Development Program Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Aventis Development Program Technology.

         SECTION 1.5 "AVENTIS EX-PROGRAM TECHNOLOGY". Aventis Ex-Program Technology means Process Technology and Product-Process Tool Technology that (a) does not constitute Aventis Development Program Technology; (b) is solely or jointly owned by Aventis or any of its Affiliates or is licensed in by Aventis or any of its Affiliates from Third Parties, in each case as of the Effective Date or during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties); and
(c) is specified in the Technology Development Plan to be used by the Parties in a Development Project.

         SECTION 1.6 "AVENTIS EX-PROGRAM TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Aventis Ex-Program Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Aventis Ex-Program Technology.

         SECTION 1.7 "CHANGE OF CONTROL". Change of Control means (a) a merger or consolidation of a Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a Third Party, together with its Affiliates, becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of a Party, or (c) the sale or other transfer of all or substantially all of a Party's assets which relate to this Agreement to a Third Party.

         SECTION 1.8 "CONFIDENTIAL INFORMATION". Confidential Information means all proprietary materials, know-how or other information (whether or not patentable) (including software) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such material, know-how or information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties (including without limitation software source code). Notwithstanding the foregoing, any technical or financial information of a Party disclosed at a meeting of the Joint Technology Development Team or disclosed through an audit report shall constitute Confidential Information of a Party unless otherwise specified.

         SECTION 1.9 "CONTRACT YEAR". Contract Year means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 2000 (the "First Contract Year"), and (b) with respect to the second, third, fourth and fifth Contract Years, the calendar years 2001, 2002, 2003 and 2004, respectively (the "Second Contract Year", "Third Contract Year", etc.) and (c) with respect to the sixth Contract Year, the period beginning on January 1, 2005 and ending on the fifth anniversary of the Effective Date (the "Sixth Contract Year").

         SECTION 1.10 "DEVELOPMENT PROGRAM TECHNOLOGY". Development Program Technology means Aventis Development Program Technology and/or Millennium Development Program Technology.

         SECTION 1.11 "EFFECTIVE DATE". Effective Date means the HSR Clearance Date (as defined in the Technology Transfer Agreement) or, if the Parties mutually agree that an HSR Filing is not required, July 6, 2000.

         SECTION 1.12 "EXECUTIVE OFFICERS". Executive Officers means the Chief Executive Officer of Aventis (or an executive of Aventis designated by such Chief Executive Officer) and the Chief Executive Officer of Millennium (or an executive of Millennium designated by such Chief Executive Officer).

         SECTION 1.13 "EX-PROGRAM TECHNOLOGY". Ex-Program Technology means Aventis Ex-Program Technology and/or Millennium Ex-Program Technology.

         SECTION 1.14. "FIELD". Field means any and all fields of use other than the Prohibited Field.


         SECTION 1.15 "HUMAN HEALTH CARE FIELD". Human Health Care Field means the research, development and commercialization of products or services for the diagnosis, prophylaxis and/or treatment of diseases or conditions in humans.

         SECTION 1.16 "INFLAMMATION AGREEMENT". Inflammation Agreement means the Collaboration and License Agreement between Millennium and Aventis dated as of the Execution Date.

         SECTION 1.17 "JOINT STEERING COMMITTEE". Joint Steering Committee means a committee comprised of an appropriate number of representatives of Millennium and Aventis to plan and oversee the activities contemplated by this Agreement, as well as the activities of the Parties under the Technology Transfer Agreement and the Inflammation Agreement, as may be provided in such agreements.

         SECTION 1.18 "JOINT TECHNOLOGY DEVELOPMENT TEAM". Joint Technology Development Team means a committee comprised of an appropriate number of representatives of Aventis and Millennium to plan and oversee Technology Development, as more fully described in Article III.

         SECTION 1.19 "MILLENNIUM DEVELOPMENT PROGRAM TECHNOLOGY". Millennium Development Program Technology means Process Technology and Product-Process Tool Technology of the types listed in SCHEDULE I attached to this Agreement which is
(a) developed by Millennium or any of its Affiliates alone or jointly by Millennium and Aventis in the course of Technology Development activities under
Article III, or (b) licensed in by Millennium or any of its Affiliates from Third Parties pursuant to the Technology Development Plan, in each case during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties).

         SECTION 1.20 "MILLENNIUM DEVELOPMENT PROGRAM TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Development Program Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Millennium Development Program Technology.

         SECTION 1.21 "MILLENNIUM EX-PROGRAM TECHNOLOGY". Millennium Ex-Program Technology means Process Technology and Product-Process Tool Technology that (a) does not constitute Millennium Development Program Technology; (b) is solely or jointly owned by Millennium or any of its Affiliates or is licensed in by Millennium or any of its Affiliates from Third Parties, in each case as of the Effective Date or during the Agreement Term (but only to the extent that transfer or sublicensing is permitted by any applicable agreements with Third Parties); and (c) is specified in the Technology Development Plan to be used by the Parties in a Development Project.

         SECTION 1.22 "MILLENNIUM EX-PROGRAM TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS". Millennium Ex-Program Technology Patent Rights and Copyrights means Patent Rights and copyrights that cover Millennium Ex-Program Technology.

         SECTION 1.23 "PARTY". Party means Aventis or Millennium; "PARTIES" means Aventis and Millennium.

         SECTION 1.24 "PATENT RIGHT". Patent Right means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         SECTION 1.25 "PROCESS TECHNOLOGY". Process Technology means methods, systems, programs, technology and software, together with know-how related thereto, for the research, discovery, production and/or characterization of genes, nucleic acids, proteins, peptides and/or small molecules. Process Technology shall include Product-Process Tool Technology.

         SECTION 1.26 "PRODUCT-PROCESS TOOL TECHNOLOGY". Product-Process Tool Technology means Product Technology that is used as a tool for the discovery and/or development of Process Technology or that is necessary for the operation, verification or calibration of Process Technology. Product-Process Tool Technology shall include materials, and data related thereto, that are required to discover, develop, operate, verify or calibrate procedures that are part of

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Process Technology, provided that the utility of such materials and data in such procedures is not specific for a particular product or service. By way of example, a chemical library used to derive an algorithm for toxicity prediction is Product-Process Tool Technology, but a chemical library used to identify ligands for a receptor is not Product-Process Tool Technology.

         SECTION 1.27 "PRODUCT TECHNOLOGY". Product Technology means technology in the form of biological materials (e.g. genes, gene fragments, vectors, cell lines, cells, organelles, DNA and DNA fragments, proteins and peptides) and chemical compounds (e.g. small molecule and natural product compounds and libraries) and data relating to the foregoing; PROVIDED THAT Product Technology does not include methods, systems, programs, technology and software included in Process Technology.

         SECTION 1.28 "PROHIBITED FIELD". Prohibited Field means (a) the research, development or commercialization of (i) [**]in the [**], (ii) [**] or (iii) [**] for the [**] of the [**]; (b) [**] to the [**] in subsection (a) above; and (c) [**]. Notwithstanding the foregoing, [**](each as defined by the U.S. Food and Drug Administration) [**] the Prohibited Field. Within the Prohibited Field, "PLANT AGRICULTURE FIELD" means those fields recited in subsections (a)(i) and (a)(ii) of the definition of Prohibited Field, "NUTRITION FIELD" means the field recited in subsection (b) of the definition of Prohibited Field, and "BOVINE FIELD" means the fields recited in subsections (a)(iii) and (c) of the definition of Prohibited Field.

         SECTION 1.29 "SIGNIFICANT AGRICULTURAL ENTERPRISE". Significant Agricultural Enterprise means (a) a company which, together with its Affiliates, had worldwide annual revenues from the sale of products in the Plant Agriculture Field in excess of $[**] during its most recently completed fiscal year, and (b) any Affiliates of such company.

         SECTION 1.30 "TECHNOLOGY DEVELOPMENT". Technology Development means the technology development activities to be undertaken by the Parties pursuant to
Article III and the Technology Development Plan.

         SECTION 1.31 "TECHNOLOGY DEVELOPMENT PLAN". Technology Development Plan means the plan to be developed by the Joint Technology Development Team for each Contract Year, to be updated as necessary during each Contract Year, setting forth, among other things, a master plan for Technology Development during the Agreement Term and the matters described in Section 3.3. EXHIBIT A sets forth the Technology Development Plan for the First Contract Year, reflecting the master plan and the detailed plan for the First Contract Year.

         SECTION 1.32 "TECHNOLOGY TRANSFER AGREEMENT". Technology Transfer Agreement means the Technology Transfer Agreement between Aventis and Millennium dated as of the Execution Date.

         SECTION 1.33 "TERRITORY". Territory means all countries of the world.

         SECTION 1.34 "THIRD PARTY". Third Party means any person or entity other than a Party and its Affiliates.

         SECTION 1.35 "ADDITIONAL DEFINITIONS". Each of the following definitions is set forth in the section of this Agreement indicated below:


         DEFINITION                                        SECTION/ARTICLE
         ----------                                        ---------------
         Aventis                                           Introduction
         Aventis Indemnified Parties                       9.1(b)
         Authorized Servers                                2.3(c)
         Breaching Party                                   6.2(a)
         Bovine Field                                      1.28
         Change of Control Party                           6.2(b)
         Development Project                               3.3(a)
         Execution Date                                    Introduction
         First Contract Year                               1.9
         Inventions                                        4.1(a)
         Joint Invention                                   4.1(c)
         Millennium                                        Introduction
         Millennium Indemnified Parties                    9.1(a)
         Monsanto                                          2.5
         Monsanto Field                                    2.5
         Non-Breaching Party                               6.2(a)
         Nutrition Field                                   1.28
         Plant Agriculture Field                           1.28
         Second Contract Year                              1.9
         Sixth Contract Year                               1.9
         Source Code Provider                              2.3(a)
         Source Code Recipient                             2.3(a)
         Third Contract Year                               1.9


                                  ARTICLE II .
                                GRANTS OF RIGHTS

         SECTION 2.1 GRANTS OF LICENSES.

          (a)  MILLENNIUM LICENSE GRANTS.

               (i) LICENSE TO MILLENNIUM DEVELOPMENT PROGRAM TECHNOLOGY. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Aventis and its Affiliates a co-exclusive (with

Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

                    Millennium and its Affiliates), non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Millennium Development Program Technology and Millennium Development Program Technology Patent Rights and Copyrights, to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services in the Field, PROVIDED THAT Aventis and its Affiliates shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products and services that constitute or comprise, or whose functionality is [**], Development Program Technology, except as otherwise provided in Section 2.2(b). Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Aventis and its Affiliates to distribute for sale, sell, or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices or any medical services related to the foregoing. To the extent that Millennium Development
                    Program Technology encompasses Product-Process Tool Technology, the license granted in this subsection
                    (i) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

               (ii) LICENSE TO MILLENNIUM EX-PROGRAM TECHNOLOGY. Subject to the
                    terms and conditions of this Agreement, Millennium hereby grants to Aventis and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Millennium Ex-Program Technology and Millennium Ex-Program Technology Patent Rights and Copyrights to the extent necessary to enable Aventis and its Affiliates to (A) perform Technology Development activities pursuant to the Technology Development Plan, and (B) practice the Development Program Technology in the Field pursuant to the license granted under subsection (i), PROVIDED THAT Aventis and its Affiliates shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products and services that constitute or comprise, or whose functionality is [**], Millennium Ex-Program Technology, except as otherwise provided in Section 2.2(b). Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Aventis and its Affiliates to distribute for sale, sell, or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices or any medical services related to the foregoing. To the extent that Millennium Ex-Program Technology encompasses Product-Process Tool Technology the license granted in this subsection (ii) with respect to such Product.

                    Process Tool Technology shall be subject to the further provisions of subsection (iii).

              (iii) LIMITATIONS ON LICENSES TO PRODUCT-PROCESS TOOL TECHNOLOGY.
                    To the extent that the licenses set forth in subsections (i) or (ii) relate to Product-Process Tool Technology, such licenses shall be subject to the further limitation that Aventis and its Affiliates are licensed to use such Product-Process Tool Technology solely for (A) use as a tool for the discovery and development of Development Program Technology or (B) the operation, verification or calibration of Development Program Technology. For purposes of clarity, Aventis and its Affiliates shall not have the right to use such Product-Process Tool Technology as Product Technology (e.g., to create copies, modifications or derivatives of Product-Process Tool Technology to discover or develop products which constitute Product Technology or to use such Product-Process Tool Technology as the basis for the discovery or development of therapeutic or prophylactic products that are directed to or modulate the activity of the Product-Process Tool Technology). Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Aventis and its Affiliates to distribute for sale, sell, or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices or any medical services related to the foregoing so long as such products are discovered and developed by Aventis and its Affiliates independent of the use of Product-Process Tool Technology as Product Technology.

                    (iv) SUBLICENSES.

                         (A) GENERAL. Except as specifically provided in this
                             subsection (iv), the license/sublicense rights set forth in Section 2.1(a)(i) and (ii) shall not be sublicensable or transferable by Aventis and its Affiliates to a Third Party.

                         (B) INTERNAL COLLABORATIVE USE. Aventis and its
                             Affiliates may use internally the Millennium
                             Development Program Technology and, to the extent, and only to the extent, necessary to practice Development Program Technology, the Millennium Ex-Program Technology for the benefit of a Third Party in a bona fide collaboration in the Field between Aventis and/or its Affiliates and such Third Party.

                         (C) SUBLICENSE RIGHT TO THIRD PARTY COLLABORATORS.
                             Aventis and its Affiliates may grant a sublicense to, and/or transfer, Millennium Development Program Technology and, to the extent, and only to the extent, necessary to practice the

                             Development Program Technology, the Millennium Ex-Program Technology to a Third Party only if all of the following conditions are satisfied:

                             (1) such Third Party is engaged in a bona fide
                                 collaboration in the Field with Aventis or any of its Affiliates;

                             (2) such Third Party does not have a primary
                                 business focus of providing Process Technology to third parties or providing services and/or data relating to the identification and characterization of genetic materials, proteins and small molecules to Third Parties;

                             (3) such sublicense and/or transfer shall include
                                 only the minimum amount of technology
                                 reasonably required to meet the purposes of the collaboration with such Third Party;

                             (4) the sublicense and/or transfer is limited to
                                 the use of the sublicensed/transferred
                                 Millennium Development Program Technology and Millennium Ex-Program Technology in the course of the bona fide collaboration referenced in subsection (1), it being understood that the Millennium Ex-Program Technology shall be used solely to the extent necessary to practice the Development Program Technology;

                             (5) the sublicense and/or transfer does not include
                                 any source code;

                             (6) the sublicense and/or transfer agreement
                                 requires the Third Party to comply with
                                 provisions comparable to those set forth in Sections 2.1 and 9.8 and Article V, and shall also include provisions that prohibit the reverse engineering, decompiling, disassembling, or creating derivative works, of any software; and

                             (7) Aventis believes in good faith that there is no
                                 material risk of unauthorized usage or public disclosure of the Millennium Development Program Technology and/or Millennium Ex-Program Technology by such Third Party.

Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

                         (D) NOTICE OF SUBLICENSEES. Aventis shall provide
                             notice to Millennium regarding each sublicense granted and/or transfer made pursuant to the provisions of subsection (C), including the identity of the sublicensee/transferee and the scope of the sublicense/transfer.

          (b) AVENTIS LICENSE GRANTS.

               (i) LICENSE TO AVENTIS DEVELOPMENT PROGRAM TECHNOLOGY. Subject to the terms and conditions of this Agreement, Aventis hereby grants to Millennium and its Affiliates a co-exclusive (with Aventis and its Affiliates), non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Aventis Development Program Technology and Aventis Development Program Technology Patent Rights and Copyrights, to research, develop, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products and services in all fields, PROVIDED THAT Millennium and its Affiliates shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products and services that constitute or comprise, or whose functionality is [**], Development Program Technology, except as otherwise provided in Section 2.2(a).
                    Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Millennium and its Affiliates to distribute for sale, sell, or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices or any medical services related to the foregoing. To the extent that the Aventis Development Program Technology encompasses Product-Process Tool Technology, the license granted in this subsection (i) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

               (ii) LICENSE TO AVENTIS EX-PROGRAM TECHNOLOGY. Subject to the
                    terms and conditions of this Agreement, Aventis hereby grants to Millennium and its Affiliates a non-exclusive, non-royalty bearing and perpetual right and irrevocable license and/or sublicense, as applicable, in the Territory to the Aventis Ex-Program Technology and Aventis Ex-Program Technology Patent Rights and Copyrights to the extent necessary to enable Millennium and its Affiliates to (A) perform Technology Development activities pursuant to the Technology Development Plan, and (B) practice the Development Program Technology in all fields pursuant to the license granted under subsection (i), PROVIDED THAT Millennium and its Affiliates shall not have the right to distribute for sale, sell, or offer for sale, or sublicense others to distribute for sale, sell, or offer for sale,

Confidential Materials omitted and filed separately with the Securities and
             Exchange Commission. Asterisks denote omissions.

                    products and services that constitute or comprise, or whose functionality is [**], Aventis Ex-Program Technology, except as otherwise provided in Section 2.2(a). Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Millennium and its Affiliates to distribute for sale, sell, or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices or any medical services related to the foregoing. To the extent that the Aventis Ex-Program Technology encompasses Product-Process Tool Technology, the license granted in this subsection (ii) with respect to such Product-Process Tool Technology shall be subject to the further provisions of subsection (iii).

              (iii) LIMITATIONS ON LICENSES TO PRODUCT-PROCESS TOOL TECHNOLOGY.
                    To the extent that the licenses set forth in subsection (i) or (ii) relate to Product-Process Tool Technology, such licenses shall be subject to the further limitation that Millennium and its Affiliates are licensed to use such Product-Process Tool Technology solely for (A) use as a tool for the discovery and development of Development Program Technology, or (B) the operation, verification or calibration of Development Program Technology. For purposes of clarity, Millennium and its Affiliates shall not have the right to use such Product-Process Tool Technology as Product Technology (e.g., to create copies, modifications or derivatives of Product-Process Tool Technology to discover or develop products which constitute Product Technology or to use such Product-Process Tool Technology as the basis for the discovery or development of therapeutic or prophylactic products that are directed to or modulate the activity of the Product-Process Tool Technology). Anything to the contrary notwithstanding, the foregoing limitation is not intended to restrict the ability of Millennium and its Affiliates to distribute for sale, sell, or offer for sale products which are pharmaceuticals, biologics, diagnostics or medical devices or any medical services related to the foregoing so long as such products or services are discovered and developed by Millennium and its Affiliates independent of the use of Product-Process Tool Technology as Product Technology.

               (iv) SUBLICENSES.

                    (A) GENERAL. Except as specifically provided in this subsection (iv), the license/sublicense rights set forth in Section 2.1(b)(i) and (ii) shall not be sublicensable or transferable by Millennium and its Affiliates to a Third Party.

                    (B) INTERNAL COLLABORATIVE USE. Millennium and its Affiliates may use internally the Aventis Development Program Technology and, to the extent, and only to the extent, necessary to practice the Development Program Technology, the Aventis Ex-Program Technology for the benefit of a Third Party in a bona fide collaboration between Millennium and/or its Affiliates and such Third Party.

                    (C) SUBLICENSE RIGHT TO THIRD PARTY COLLABORATORS. Millennium and its Affiliates may grant a sublicense to, and/or transfer, Aventis Development Program Technology and, to the extent, and only to the extent, necessary to practice the Development Program Technology, the Aventis Ex-Program Technology to a Third Party only if all of the following conditions are satisfied:

                         (1) such Third Party is engaged in a bona fide
                             collaboration with Millennium or any of its Affiliates;

                         (2) such sublicense and/or transfer shall include only
                             the minimum amount of technology reasonably required to meet the purposes of the collaboration with such Third Party;

                         (3) the sublicense and/or transfer is limited to the
                             use of the sublicensed/transferred Aventis
                             Development Program Technology and Aventis
                             Ex-Program Technology in the course of the bona fide collaboration referenced in subsection (1), it being understood that Millennium Ex-Program Technology shall be used solely to the extent necessary to practice the Development Program Technology;

                         (4) the sublicense and/or transfer agreement requires
                             the Third Party to comply with provisions comparable to Sections 2.1 and 9.8, and Article V; and

                         (5) Millennium believes in good faith that there is no
                             material risk of unauthorized usage or public disclosure of the Aventis Development Program Technology and/or Aventis Ex-Program Process Technology by such Third Party.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                    (D) NOTICE OF SUBLICENSEES. Millennium shall provide notice to Aventis regarding each sublicense granted and/or transfer made pursuant to the provisions of this subsection (C), including the identity of the sublicensee/transferee and the scope of the sublicense/transfer.

         SECTION 2.2 RELEASE FROM RESTRICTIONS

                  (a) RELEASE OF MILLENNIUM FROM RESTRICTIONS.
Notwithstanding the co-exclusive nature of the licenses set forth in Sections 2.1(a)(i) and 2.1(b)(i) and the sublicensing restrictions of Sections 2.1(b)(i), 2.1(b)(ii) and 2.1(b)(iv) (but still subject to the licensing restrictions of Section 2.1(b)(iii)), Millennium shall have the right to license and transfer [**] of the Development Program Technology, together with any Aventis Ex-Program Technology to the extent, and only to the extent, necessary to practice such Development Program Technology, to Third Parties, irrespective of whether they are engaged in bona fide collaborations with Millennium, [**] of the development of [**] the Development Program Technology.

                  (b) RELEASE OF AVENTIS FROM RESTRICTIONS. Notwithstanding the co-exclusive nature of the licenses set forth in Sections 2.1(a)(i) and 2.1(b)(i) and the sublicensing restrictions of Sections 2.1(a)(i), 2.1(a)(ii) and 2.1(a)(iv) (but still subject to the general scope of the licensing grants and the specific licensing restrictions of Section 2.1(a)(iii)):

                    (i) With respect to each component of the Development Program Technology, during the period commencing on the [**] anniversary of the development of such component and ending on the [**] anniversary of the development of such component, Aventis and its Affiliates shall have the right to (A) distribute for sale, sell, or offer to sell products or services in the Field that comprise the Development Program Technology (together with any Millennium Ex-Program Technology to the extent, and only to the extent, necessary to practice such Development Program Technology) and (B) grant sublicenses to, and/or transfer, the Development Program Technology (together with any Millennium Ex-Program Technology to the extent, and only to the extent, necessary to practice such Development Program Technology) included in such products or services to Third Parties so long as (1) the functionality of such products is [**] the Development Program Technology,
                         (2) such sales, sublicenses and transfers are not part of a general business of selling or providing access to process technologies or data to Third
                         Parties and (3) such Third Parties are not in the business of selling or

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

               providing access to process technologies or primarily in the business of selling or providing access to data to other Third Parties.

                    (ii) With respect to each component of the Development
                         Program Technology, during the period commencing on the [**] anniversary of the development of such component, Aventis and its Affiliates shall have the right to (A) distribute for sale, sell, or offer to sell products or services in the Field that comprise the Development Program Technology (together with any Millennium Ex-Program Technology to the extent, and only to the extent, necessary to practice such Development Program Technology) and (B) grant sublicenses to, and/or transfer, the Development Program Technology (together with any Millennium Ex-Program Technology to the extent, and only to the extent, necessary to practice such Development Program Technology) included in such products or services to Third Parties so long as (1) such sales, sublicenses and transfers are not part of a general business of selling or providing access to process technologies or data to Third Parties and (2) such Third Parties are not in the business of selling or providing access to process technologies or primarily in the business of selling or providing access to data to other Third Parties.

                   (iii) Sublicenses and/or transfers made pursuant to this
                         Section 2.2(b) shall be subject to, and made in compliance with, the provisions of Sections 2.1(a)(iv)(C)(5) and (6).

         SECTION 2.3 SOURCE CODE.

                  (a) ACCESS TO SOURCE CODE. Aventis shall have access to [**] relating (i) to the Millennium Development Program Technology and, (ii) to the extent, and only to the extent, necessary to practice such Millennium Development Program Technology, the Millennium Ex-Program Technology. Millennium shall have access to any source code (including interpretive code such as perl or shell code) relating (1) to the Aventis Development Program Technology and,
(2) to the extent, and only to the extent, necessary to practice such Aventis Development Program Technology, the Aventis Ex-Program Technology. The Technology Development Plan shall specify the source code to be provided by one Party (the "Source Code Provider") to the other Party (the "Source Code Recipient") as provided in the preceding sentence and the timing of such transfer.

                  (b) LICENSE GRANT. Upon release of the source code or any part thereof as provided in subsection (a), the Source Code Provider hereby grants to the Source Code Recipient and its Affiliates a non-exclusive right and license and/or sublicense, as applicable, in the Territory, under the Source Code Provider's rights to such released source code, to modify, enhance, prepare derivative works and support internal use by the Source Code Recipient and its

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Affiliates of such source code. Such right and license and/or sublicense shall be non-transferable, except that if the Source Code Recipient is Millennium, it shall have the right to grant sublicenses to the extent permitted under Sections 2.1(b)(iv) and 2.2(a).

                  (c) RESTRICTIONS ON SOURCE CODE. In addition to the confidentiality provisions set forth in Article V, the released source code shall (i) be stored on no more than [**] client servers (the "Authorized Servers") at the Source Code Recipient's facilities for [**] after such source code is released and no more than [**]Authorized Servers thereafter, (ii) be stored in files on each such Authorized Server which are password protected and which can be accessed only by authorized people having a need to access such source code for the purpose of developing modifications or enhancements to, or derivative works of, the applicable Development Program Technology or maintaining or supporting the applicable Development Program Technology and
(iii) be stored in files for which a log of all authorized users and their dates of access are kept. In addition to the foregoing, any source code that becomes generally known to the public through no fault or omission on the part of Aventis, any of its Affiliates, contractors, consultants, or agents, shall cease to be subject to the restrictions set forth in this Section 2.3(c).

                  (d) SUPPORT. The Source Code Provider shall use commercially reasonable efforts to respond to questions of the Source Code Recipient regarding the use of any source code transferred by the Source Code Provider to the Source Code Recipient pursuant to this Section 2.3.

         SECTION 2.4 NONTRANSFERABLE. Except as expressly provided herein, the licenses granted hereunder shall be nontransferable without the consent of the Party granting such license.

         SECTION 2.5 PROHIBITED FIELD. Aventis acknowledges that Millennium has agreed to exclusively transfer and license Millennium's rights to certain Process Technology in the Prohibited Field to [**] and that, pursuant to such agreement, Millennium has certain [**] in the Prohibited Field. With respect to [**] the Parties agree that at such [**] (a) if Millennium, [**] licensing agreement [**] with a [**] with respect to [**] Millennium shall [**] the licenses set forth in Section 2.1(a) [**] (provided, however, that, [**] and licensing agreement [**] then the [**] set forth in Section 2.1(a) [**] and, to the extent, and only to the extent, necessary [**] (b) if Millennium, [**] licensing agreement [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

with a [**] licensing agreement [**] [**] set forth in section 2.1(a) [**] to the extent, and only to the extent, [**] Anything to [**] Millennium shall have the [**] regard to the provisions of this Section 2.5.

                                  ARTICLE III
                             TECHNOLOGY DEVELOPMENT

         SECTION 3.1 TECHNOLOGY DEVELOPMENT. During the Agreement Term, Aventis and Millennium will each use commercially reasonable efforts to undertake and effect the Technology Development in accordance with the Technology Development Plan. As more fully set forth in the Technology Development Plan, the Parties intend to engage in the joint development of Process Technologies expected to be useful in the Human Health Care Field. The initial focus of the Parties will be on Process Technologies for predictive pharmacology and toxicology with such additional areas as are mutually agreed upon by the Parties. Anything to the contrary notwithstanding, the Parties acknowledge that they will not enter into any co-development activities under this Agreement unless both Parties have mutually agreed to any development and/or co-development activities and have the contractual right to do so under their respective agreements with Third Parties.

         SECTION 3.2 JOINT TECHNOLOGY DEVELOPMENT TEAM.

                  (a) ESTABLISHMENT OF JOINT TECHNOLOGY DEVELOPMENT TEAM. As soon as practicable after the Execution Date, Aventis and Millennium shall establish a Joint Technology Development Team, comprised of three (3) representatives designated by Aventis and three (3) representatives designated by Millennium; PROVIDED THAT Aventis and Millennium may designate an equal number of additional representatives from time to time. Aventis and Millennium shall each make its initial designation of its representatives not later than thirty (30) days after the Execution Date. Either Party may change its designees to the Joint Technology Development Team at any time upon written notice to the other Party.

                  (b) RESPONSIBILITIES. The Joint Technology Development Team shall be responsible for (i) preparing the Technology Development Plan for each Contract Year, (ii) planning and overseeing the Technology Development, (iii) reviewing and approving amendments and updates to the Technology Development Plan, (iv) monitoring compliance by the Parties with their respective activities and obligations under the Technology Development Plan, (v) assessing whether specified development benchmarks and specifications have been satisfied, and
(vi) ensuring the timely transfer by the Parties of Development Program Technology and Ex-Program Technology, including materials, processes and data, required for implementation of, or resulting from, the Technology Development Plan.

                  (c) PROGRAM DIRECTORS. Each Party shall appoint one of its designees on the Joint Technology Development Team to serve as a program director with responsibility for overseeing the day-to-day activities of the Parties relating to Technology Development. The program directors shall, as appropriate, appoint one or more project teams for each Development Project to facilitate the Technology Development.

                  (d) JOINT TECHNOLOGY DEVELOPMENT TEAM DECISIONS. All decisions of the Joint Technology Development Team shall be made by unanimous approval of Aventis and Millennium, with each Party having one vote. Subject to the provisions of Section 3.1, if the Joint Technology Development Team is unable to reach agreement on any issue within its purview, such issue shall be resolved in accordance with the provisions of Article VII.

                  (e) MEETINGS. The Joint Technology Development Team shall meet at least four (4) times per Contract Year. Such meetings shall be held at such times and places as are mutually agreed upon by the Joint Technology Development Team and may be conducted in person, by telephone or by video conference. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Technology Development Team. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion invite other employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Technology Development Team. Either Party may convene a special meeting of the Joint Technology Development Team for the purpose of resolving disputes upon reasonable advance written notice to the other Party, including a description of the nature of the dispute in reasonable detail, to all of the Joint Technology Development Team members. The Parties shall each bear their respective costs and expenses of attendance of Joint Technology Development Team meetings by their respective representatives.

         SECTION 3.3 TECHNOLOGY DEVELOPMENT PLAN. At least sixty (60) days prior to the commencement of each Contract Year, other than the First Contract Year, the Technology Development Plan for which is set forth in EXHIBIT A, the Joint Technology Development Team shall prepare the Technology Development Plan setting forth specific tasks and responsibilities relating to the Technology Development hereunder for such Contract Year consistent with the master plan agreed upon by the Parties in the Technology Development Plan for the First Contract Year (as such master plan has been amended). The Joint Technology Development Team shall update, as appropriate, the Technology Development Plan at its quarterly meetings, including, without limitation, the addition of new Development Projects. Each Technology Development Plan shall, among other things:

                  (a) set forth which process technology development projects (each, a "Development Project") shall be undertaken or continued during the Contract Year;

                  (b) identify with specificity the activities to be undertaken by each Party for each Development Project for such Contract Year;

                  (c) identify with specificity development benchmarks and specifications for each Development Project for such Contract Year;

                  (d) identify with specificity the Ex-Program Technology expected to be utilized by the Parties in each Development Project, as well as any restrictions or obligations placed upon such Ex-Program Technology by Third Parties, and, if applicable, the procedures and logistics for the transfer of a Party's Ex-Program Technology to the other Party;

                  (e) identify with specificity the procedures and logistics for the transfer of Millennium Development Program Technology to Aventis and Aventis Development Program Technology to Millennium; and

                  (f) if applicable, identify with specificity any exceptions to the general provisions under Section 4.1 governing the ownership of inventions made in the course of a Development Project.

         SECTION 3.4 TECHNOLOGY DEVELOPMENT DISCLOSURE AND UPDATE.

                  (a) MILLENNIUM. During the Agreement Term, Millennium will provide to the Joint Technology Development Team, on at least a quarterly basis, reasonably detailed, written, confidential updates on the progress of efforts by Millennium pursuant to the Technology Development Plan, including but not limited to identification of technology which, at the time of such update, Millennium believes in good faith it could successfully transfer to Aventis in compliance with this Article III. Notwithstanding the foregoing, Millennium need not disclose to Aventis any information which it is precluded from disclosing under any agreement or other arrangement with a Third Party; provided that Millennium shall use commercially reasonable efforts to not include any such restrictions in such agreements with Third Parties, or, if they are included, to obtain consent of such Third Party for such disclosure. The Joint Technology Development Team shall, as appropriate, modify the Technology Development Plan to reflect any agreed-upon transfer of such technologies from Millennium to Aventis.

                  (b) AVENTIS. During the Agreement Term, Aventis will provide to the Joint Technology Development Team, on at least a quarterly basis, reasonably detailed, written, confidential updates on efforts by Aventis pursuant to the Technology Development Plan, including but not limited to the identification of technology which, at the time of such update, Aventis believes in good faith it could successfully transfer to Millennium in compliance with this Article III. Notwithstanding the foregoing, Aventis need not disclose to Millennium any information which it is precluded from disclosing under any agreement or other arrangement with a Third Party; provided that Aventis shall use commercially reasonable efforts to not include any such restrictions in such agreements with Third Parties, or, if they are included, to obtain consent of such Third Party for such disclosure. The Joint Technology Development Team shall, as appropriate, modify the Technology Development Plan to reflect any agreed upon transfer of such technologies from Aventis to Millennium.

         SECTION 3.5 DEVELOPMENT EXPENSES. Each Party shall bear its own expenses incurred in connection with each Development Project, unless otherwise specifically agreed upon in writing by the Parties.

                                  ARTICLE IV .
         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

         SECTION 4.1 OWNERSHIP.

                  (a) "Inventions" shall mean all proprietary, non-public Process Technology, including, without limitation, processes, techniques, formulas, equipment designs, know-how, show-how and trade secrets, discoveries, practices, inventions, technology, designs, works of authorship, instructions, and other intellectual property, patentable or otherwise, tangible or intangible that are developed, made, conceived, reduced to practice or generated during the course of performance of the activities pursuant to this Agreement which are not generally known.

                  (b) SOLE INVENTIONS. Aventis shall solely own all Inventions developed, made, conceived, reduced to practice or generated solely by its employees, agents or other persons acting under its authority (or any of their respective Affiliates) and Millennium shall solely own all Inventions developed, made, conceived, reduced to practice or generated solely by its employees, agents or other persons acting under its authority (or any of their respective Affiliates). Notwithstanding the foregoing, Aventis agrees not to utilize any such sole Invention in the Prohibited Field.

                  (c) JOINT INVENTIONS. All Inventions developed, made, conceived, reduced to practice or generated jointly by employees, agents or other persons acting under the authority of each Party (or any of their respective Affiliates) ("Joint Inventions") shall be jointly owned by Aventis and Millennium.

         SECTION 4.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                  (a) MILLENNIUM PATENTABLE INVENTIONS. Millennium shall have the exclusive right and option, but not the obligation, (at its sole expense) to file and prosecute any patent applications and maintain any patents that cover Inventions solely owned by Millennium.

                  (b) AVENTIS PATENTABLE INVENTIONS. Aventis shall have the exclusive right and option, but not the obligation, (at its sole expense) to file and prosecute any patent applications and maintain any patents that cover Inventions solely owned by Aventis.

                  (c) JOINTLY-OWNED INVENTIONS. With respect to Joint Inventions, the Parties shall mutually agree upon a course of action, including allocation of expenses, as to the nature of protection sought for such Joint Inventions and strategies for filing, prosecution and maintenance of patents and patent applications for Joint Inventions, and shall keep each other reasonably informed with regard to such activities.

         SECTION 4.3 EXPLOITATION OF INVENTIONS.

                  (a) EXPLOITATION OF SOLE INVENTIONS. Aventis agrees not to utilize any sole Inventions of Aventis made in the course of activities under this Agreement of the Parties in the Prohibited Field.

                  (b) EXPLOITATION OF JOINT INVENTIONS. Subject to the grant of licenses to Aventis and to Millennium under Article II, respectively, each of the Parties shall be free to exploit any Joint Inventions within the Territory without payment of any additional compensation to the other Party. Notwithstanding the foregoing, Aventis agrees not to utilize, directly or indirectly, any Joint Inventions made in the course of activities under this Agreement in the Prohibited Field.

         SECTION 4.4 COOPERATION. Each Party hereby agrees to (a) make available to the other Party (or to the other Party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary to enable the appropriate Party to file and prosecute patent applications and maintain resulting patents that cover Joint Inventions, and (b) cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights that cover Joint Inventions, (c) provide to the other Party copies of all material correspondence pertaining to prosecution of patent applications covering Joint Inventions with the U.S. Patent and Trademark Office or its foreign counterparts, (d) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with Patent Rights of such other Party, (e) cooperate, if necessary and appropriate, with the other Party in the preparation and filing of any copyright registrations, and (f) determine the nature of the proprietary protection to be sought for all Joint Inventions and take commercially reasonable efforts to implement such protections.

         SECTION 4.5 THIRD PARTY INFRINGEMENT.

                  (a) During the Agreement Term, promptly after either Party becomes aware of the reasonable probability of an alleged infringement by a Third Party of Millennium Development Program Technology Patent Rights and Copyrights or Aventis Development Program Technology Patent Rights and Copyrights, in the Field, such Party shall provide written notice to the other Party regarding such infringement. Any such notice shall include reasonable evidence to support an allegation of infringement by such Third Party.

                  (b) Millennium or Aventis, respectively, in the case of a sole Invention, shall have the exclusive right, but not the obligation, to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect its proprietary position.

                  (c) With respect to Joint Inventions, the Parties shall mutually agree whether or not to institute an infringement suit or take other appropriate action to protect their proprietary position in such Joint Inventions.

                  (d) Millennium will use commercially reasonable efforts to enforce the Millennium Development Program Technology Patent Rights and Copyrights against Third Parties in the Field.

                  (e) Aventis will use commercially reasonable efforts to take appropriate action with respect to infringement of Aventis Development Program Technology Patent Rights and Copyrights against Third Parties.

         SECTION 4.6 CLAIMED INFRINGEMENT. Promptly after becoming aware of the reasonable probability of a Third Party claim that the Development Program Technology infringes such

Third Party's intellectual property rights, the Party having notice of such claimed infringement shall provide written notice to the other Party regarding such claimed infringement, and the Parties shall meet to discuss an appropriate course of action. Each Party shall be responsible for its own costs incurred in connection with any such claimed infringement.

                                  ARTICLE V ..
                                 CONFIDENTIALITY

         SECTION 5.1 CONFIDENTIAL INFORMATION. Any Confidential Information disclosed by a Party to the other Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party, and shall not otherwise be disclosed by the receiving Party to any Third Party, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

                  (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party; or

                  (b) either before or after the date of the disclosure to the receiving Party or its Affiliates is lawfully disclosed to the receiving Party or its Affiliates by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

                  (c) either before or after the date of the disclosure to the receiving Party or its Affiliates becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party its Affiliates or its sublicensees; or

                  (d) is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information.

         In addition, the provisions of this Section 5.1 shall not preclude the receiving Party or its Affiliates from disclosing Confidential Information to the extent such Confidential Information is required to be disclosed by the receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations or judicial or administrative decrees or orders, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to endeavor to avoid and/or minimize the degree of such disclosure. Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within these exclusions.

         SECTION 5.2 EMPLOYEE AND ADVISOR OBLIGATIONS. Millennium and Aventis each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         SECTION 5.3 TERM. All obligations of confidentiality imposed under this
Article V shall expire [**] following the disclosure of the relevant Confidential Information, PROVIDED THAT (a) obligations of confidentiality relating to source code provided pursuant to Section 2.3 shall continue in effect indefinitely and (b) in no event shall the expiration of the obligation to maintain the confidentiality of the relevant Confidential Information be used to circumvent the sublicensing restrictions of Sections 2.1(a), 2.1(b) and 2.2(b).

                                  ARTICLE VI .
                              TERM AND TERMINATION

         SECTION 6.1 TERM; EXTENSION. This Agreement becomes effective as of the Effective Date and may be terminated as set forth in this Article VI. The Parties acknowledge that they may find it to be mutually beneficial to continue the relationship established by this Agreement after the termination of the Agreement Term. Consequently, the Parties hereby agree to negotiate in good faith, prior to [**] before the expiration of the Agreement Term, whether or not to extend the Agreement Term on terms and conditions that are mutually acceptable to the Parties.

         SECTION 6.2 TERMINATION. The Parties may terminate this Agreement upon mutual agreement, and either Party may terminate this Agreement upon the occurrence of any one of the following events:

                  (a) MATERIAL BREACH. Upon any material breach of this Agreement by Aventis or Millennium (in such capacity, the "Breaching Party"), the other Party (in such capacity, the "Non-Breaching Party") may terminate this Agreement by sixty (60) days' written notice to the Breaching Party, specifying the material breach. The termination becomes effective at the end of the sixty
(60) day period unless (i) the Breaching Party cures such breach during such sixty (60) day period, or (ii) if such breach is not susceptible to cure within sixty (60) days of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately). The Parties will use reasonable efforts to work together to cure any breach.

                  (b) CHANGE OF CONTROL. If a Change of Control of a Party (the "Change of Control Party") occurs during the Agreement Term, the other Party may, at its sole discretion, elect to terminate this Agreement by giving the Change of Control Party written notice within sixty (60) days after the other Party's receipt of notice of such Change of Control, such termination to be effective sixty (60) days after provision of written notice of termination.

                  (c) ANNUAL TERMINATION RIGHT. Either Party may terminate this Agreement by providing written notice to the other Party at least ninety (90) days prior to the commencement of any Contract Year, such termination to be effective on the last day of the Contract Year during which such notice of termination is given, PROVIDED THAT work on all pending Development Projects shall continue until the next mutually agreed upon identifiable end point even if such further work would extend beyond the last day of the Contract Year.

                  (d) TERMINATION OF TECHNOLOGY TRANSFER AGREEMENT. In the event that the Technology Transfer Agreement is terminated pursuant to the provisions of Section 9.3 thereof, the non-breaching Party under such Technology Transfer Agreement may terminate this Agreement by providing written notice to the other Party, such notice to be provided within sixty (60) days of the effective date of such termination of the Technology Transfer Agreement.

         SECTION 6.3 RIGHTS UPON TERMINATION. Upon termination of this Agreement pursuant to Section 6.2 or 9.7:

                  (a) All Technology Development activities shall cease, except as set forth in Section 6.2(c) or as otherwise agreed by the Parties;

                  (b) Each Party shall retain the licenses granted to it by the other Party with respect to Development Program Technology and Ex-Program Technology up to the date of such termination;

                  (c) Each Party shall have the rights with respect to the ownership of intellectual property as set forth in Article IV;

                  (d) The obligations regarding confidentiality shall continue as set forth in Article V;

                  (e) The Parties' obligations of defense and indemnity shall continue in full force and effect for an unlimited period; and

                  (f) Any cause of action or claim of either Party accrued or to accrue because of any breach or default by the other Party hereunder shall continue.

         SECTION 6.4 COOPERATION UPON TERMINATION. In the event of a termination under Section 6.2 the Parties shall cooperate in the transfer of any existing Development Program Technology that has not previously been transferred, which transfer shall be diligently carried out within ninety (90) days after the effective date of such termination.

                                  ARTICLE VII
                               DISPUTE RESOLUTION

         SECTION 7.1 JOINT STEERING COMMITTEE.

                  (a) As soon as practicable after the Execution Date, Aventis and Millennium shall establish a Joint Steering Committee comprised of three (3) senior executives of Aventis and three (3) senior executives of Millennium.

                  (b) The Joint Steering Committee shall meet within forty-five
(45) days after the Effective Date and, thereafter, at least quarterly during the Agreement Term to (a) review the efforts of the Parties in the conduct of the Technology Development activities, and (b) attempt to resolve any disputes relating to this Agreement that may arise between the Parties that are referred to the Joint Steering Committee by the Joint Technology Development Team or by either of the Parties.

                  (c) The location of such meetings of the Joint Steering Committee shall be as agreed by the Parties. The Joint Steering Committee may also meet by means of a telephone conference call or by videoconference.

                  (d) Each Party may change any one or more of its representatives to the Joint Steering Committee at any time upon written notice to the other Party.

                  (e) Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative, and such alternate shall have full voting power at such meeting.

                  (f) In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend meetings of the Joint Steering Committee.

                  (g) Decisions of the Joint Steering Committee shall be made by unanimous consent of Aventis and Millennium, with each Party having one vote. Either Party may convene a special meeting of the Joint Steering Committee for the purpose of resolving disputes.

         SECTION 7.2 REFERRAL OF UNRESOLVED MATTERS TO JOINT STEERING COMMITTEE. If the Joint Technology Development Team is unable to reach a decision on any matter within the scope of its responsibilities within thirty (30) days after such matter is first considered by it, either Party may refer such unresolved matter to the Joint Steering Committee for consideration and resolution. In such event, a meeting of the Joint Steering Committee shall be convened as soon as practicable in order to consider and resolve the unresolved matter. Any determination by the Joint Steering Committee shall be final and binding upon the Parties.

         SECTION 7.3 REFERRAL OF UNRESOLVED MATTERS TO EXECUTIVE OFFICERS. If the Joint Steering Committee is unable to resolve any matter referred to it under Section 7.2 within thirty (30) days after the matter is referred to it, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral. Such resolution, if any, of a referred issue by the Executive Officers shall be final and binding on the Parties.

         SECTION 7.4 INDEPENDENT EXPERTS. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual(s) so engaged by each Executive Officer to be engaged under obligations of confidentiality) to assist the Executive Officer in making a determination on the unresolved matter, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

         SECTION 7.5 NON-BINDING MEDIATION. If the matter has not been resolved by the Executive Officers within thirty (30) days of referral in accordance with
Section 7.3, or if the Executive Officers fail to meet within such thirty (30) days, either Party may initiate a non-binding mediation procedure. The non-binding mediation shall be administered by the American Arbitration Association in accordance with its commercial mediation rules. Unless otherwise mutually agreed upon by the Parties, the mediation proceedings shall be conducted at the location chosen by the Party not originally requesting the resolution of the dispute. The Parties agree that they shall share equally the cost of the mediation, including filing and hearing fees, and the cost of the mediator(s). Each Party shall have the right, at its own expense, to be represented by counsel in such a proceeding. If any unresolved matter is not resolved following non-binding mediation pursuant to this Section 7.5, either Party may seek any remedy, at law or in equity, that may be available.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         SECTION 8.1 REPRESENTATION OF AUTHORITY; CONSENTS. Millennium and Aventis each represents and warrants to the other Party that as of the Execution Date it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained except with respect to clearance from the United States Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         SECTION 8.2 NO CONFLICT. Each Party represents to the other Party that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate such Party's corporate charter and bylaws or any requirement of applicable laws of regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

         SECTION 8.3 KNOWLEDGE OF PENDING OR THREATENED LITIGATION. Each Party represents and warrants to the other Party that there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of such Party to perform any obligation under this Agreement or (ii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

         SECTION 8.4 EMPLOYEE AND CONSULTANT OBLIGATIONS. Each Party represents and warrants that all of its employees, officers, and consultants that are supporting the performance of such Party's obligations under this Agreement or otherwise have access to Development Program Technology or Ex-Program Technology shall have executed agreements or have existing obligations under law requiring assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of the other Party or any Third Party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

         SECTION 8.5 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid or that any software will be operated without interruption or will be error-free. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT SUCH PARTY'S PROCESS TECHNOLOGY OR PRODUCT-PROCESS TOOL TECHNOLOGY DOES NOT INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

                                  ARTICLE IX .
                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 PRODUCT LIABILITY INDEMNIFICATION.

                  (a) AVENTIS. Aventis agrees to defend Millennium and its Affiliates, at Aventis' cost and expense, and will indemnify and hold Millennium and its Affiliates and their respective directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Aventis of any of its representations, warranties or obligations pursuant to this Agreement, (ii) any sublicense and/or transfer by Aventis of the Development Program Technology and/or Ex-Program Technology, or (iii) any personal injury resulting from the development, manufacture, use, sale or other disposition of any product or service offered by Aventis and/or its Affiliates or licensees to the extent that such injury is alleged to be the result of the use by Aventis and/or its Affiliates or licensees of the Development Program Technology or Ex-Program Technology. In the event of any such claim against the Millennium Indemnified Parties by any Third Party, Millennium shall promptly notify Aventis in writing of the claim and Aventis shall manage and control, at its sole expense, the defense of the claim and its settlement. The Millennium Indemnified Parties shall cooperate with Aventis and may, at their option and expense, be represented in any such action or proceeding. Aventis shall not be liable for any litigation costs or expenses incurred by the Millennium Indemnified Parties without Aventis' prior written authorization. In addition, Aventis shall not be responsible for the indemnification of any Millennium Indemnified Party arising from any negligent or intentional acts by such party, or any claims compromised or settled without its prior written consent. Notwithstanding the foregoing, (x) in the event of a personal injury claim that is covered by the indemnification provisions of the Inflammation Agreement, the indemnification provisions of the Inflammation Agreement shall control and (y) in the event that both Aventis and the Millennium Indemnified Parties are parties to a class action suit relating to the sale of substantially similar products sold by Aventis and the Millennium Indemnified Parties, the foregoing indemnification shall apply solely in respect of the product or service offered by Aventis and/or its Affiliates and licensees.

                  (b) MILLENNIUM. Millennium agrees to defend Aventis and its Affiliates, at Millennium's cost, and will indemnify and hold Aventis and its Affiliates and their respective directors, officers, employees and agents (the "Aventis Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Millennium of any of its representations, warranties or obligations pursuant to this Agreement, (ii) any sublicense and/or transfer by Millennium of the Development Program Technology and/or Ex-Program Technology, or (iii) any personal injury resulting from the development, manufacture, use, sale or other disposition of any product or service offered by Millennium and/or its Affiliates or licensees to the extent that such injury is alleged to be the result of the use by Millennium and/or its Affiliates or licensees of the Development Program Technology or Ex-Program Technology. In the event of any claim against the Aventis Indemnified Parties by any Third Party, Aventis shall promptly notify Millennium in writing of the claim and Millennium shall manage and control, at its sole expense, the defense of the claim and its settlement. The Aventis Indemnified Parties shall cooperate with Millennium and may, at their option and expense, be represented in any such action or proceeding. Millennium shall not be liable for any litigation costs or expenses incurred by the Aventis Indemnified Parties without Millennium's prior written authorization. In addition, Millennium shall not be responsible for the indemnification of any Aventis Indemnified Party arising from any negligent or intentional acts by such party, or any claims compromised or settled without its prior written consent. Notwithstanding the foregoing, (x) in the event of a personal injury claim that is covered by the indemnification provisions of the Inflammation Agreement, the indemnification provisions of the Inflammation Agreement shall control and (y) in the event that both Millennium and the Aventis Indemnified Parties are parties to a class action suit relating to the sale of substantially similar products sold by Millennium and the Aventis Indemnified Parties, the foregoing indemnification shall apply solely in respect of the product or service offered by Millennium and/or its Affiliates and licensees.

         SECTION 9.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question; and PROVIDED, FURTHER, that the U.N. Convention on the International Sale of Goods shall not apply. English shall be the governing language for the construction and interpretation of this Agreement.

         SECTION 9.3 ASSIGNMENT. Neither Millennium nor Aventis may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of Millennium or Aventis to which the subject matter of this Agreement pertains. Notwithstanding the definitions set forth in this Agreement with respect to Affiliates and the fact that an acquirer of a Party would constitute an Affiliate of such Party, in the case of any assignment of this Agreement (including in the context of a Change of Control), such assignment shall not provide the non-assigning Party with rights or access to intellectual property or technology of the acquirer of the assigning Party. Notwithstanding the foregoing, Aventis may assign this Agreement to an Affiliate, provided that Aventis shall guarantee the performance of such Affiliate, and provided further that either Party may assign its rights, but not its obligations, pursuant to this Agreement in whole or in part to an Affiliate of such Party that is controlled by such Party.

         SECTION 9.4 ENTIRE AGREEMENT. This Agreement, the Schedule attached hereto, and the Exhibit referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. The Parties acknowledge that the Exhibit referred to in this Agreement is being simultaneously delivered by Millennium to Aventis on or before the Execution Date. The Parties also acknowledge the simultaneous execution and delivery of the Technology Transfer Agreement, the Inflammation Agreement, and the Investment Agreement between the Parties dated as of the Execution Date, none of which shall be superseded by this Agreement.

         SECTION 9.5 AMENDMENTS. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

         SECTION 9.6 NOTICES.

         Notices to Millennium shall be addressed to:

                  Millennium Pharmaceuticals, Inc.
                  75 Sidney Street
                  Cambridge, Massachusetts 02139

                  Attention:  Chief Executive Officer
                  Facsimile No.:  (617) 621-0264

         with a copy to:

                  Attention: Legal Department

         Notices to Aventis shall be addressed to:

                  Aventis Pharmaceuticals Inc.
                  Route 202-206
                  P.O. Box 6800
                  Bridgewater, New Jersey 08807

                  Attention: Vice President, Technology Licensing and Alliances Facsimile No.: (908) 231-3777

         with a copy to:

                  Attention: Vice President, Legal Corporate Department Facsimile No.: (908) 231-4480

         Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

         SECTION 9.7 FORCE MAJEURE. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following: acts of gods; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion; provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above mentioned causes and in no event more than two hundred seventy (270) days after the date of occurrence.

         SECTION 9.8 COMPLIANCE WITH EXPORT REGULATIONS. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. and other applicable export laws and regulations, including without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations.

         SECTION 9.9 SECTION 365(N) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of either Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its or their possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

         SECTION 9.10 PUBLIC ANNOUNCEMENTS. On the Execution Date, the Parties shall issue one or more press release(s). Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the Parties in advance of such announcement. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make commercially reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any such announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval. Furthermore, each

Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

         SECTION 9.11 NON-SOLICITATION. During the Agreement Term, and for a period of one (1) year thereafter, neither Party shall either directly or indirectly solicit, recruit, induce, encourage or attempt to induce or encourage any employee of the other Party or independent contractor primarily dedicated to the other Party to terminate his or her employment with such other Party and become employed by or consult for such Party whether or not such individual is engaged full-time by such other Party, and whether or not such employment is pursuant to a written agreement or is at-will.

         SECTION 9.12 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Millennium or Aventis to act as agent for the other. Members of the Joint Steering Committee and the Joint Technology Development Team shall be, and shall remain, employees of Millennium or Aventis, as the case may be. No Party shall incur any liability for any act or failure to act by members of the Joint Steering Committee and the Joint Technology Development Team who are employees of such other Party.

         SECTION 9.13 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

         SECTION 9.14 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

         SECTION 9.15 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Millennium or Aventis to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         SECTION 9.16 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions, that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity, illegality or unenforceability of one or several provisions of this Agreement shall not affect the validity, of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

         SECTION 9.17 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         SECTION 9.18 NO THIRD PARTY BENEFICIARIES. No person or entity other than Aventis, Millennium and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

         SECTION 9.19 NO CONSEQUENTIAL DAMAGES. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT, NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 9.19 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                                  MILLENNIUM PHARMACEUTICALS, INC.

                                  By: /s/ Stephen H. Holtzman
                                      ------------------------------------

                                  Title: Chief Business Officer

                                  AVENTIS PHARMACEUTICALS INC.

                                  By: /s/ Frank Douglas, M.D.
                                      ------------------------------------

                                  Title: Executive Vice President

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   SCHEDULE I

                               TYPES OF TECHNOLOGY

Predictive Pharmacology Technologies:       For  [**] and [**] of [**].













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